Exhibit 99.1

FOR IMMEDIATE RELEASE

CLEVELAND BIOLABS PROVIDES UPDATE ON BARDA DEVELOPMENT PROPOSAL

Conference Call Scheduled for 9:00 am ET

Buffalo, NY — January 23, 2014 – Cleveland BioLabs, Inc. (NASDAQ:CBLI) today announced that the Biomedical Advanced Research and Development Authority (“BARDA”) has terminated negotiations related to the Company’s proposal for further development of Entolimod as a medical radiation countermeasure, noting that all such negotiations are subject to the availability of funds.

Yakov Kogan, Ph.D., MBA, Chief Executive Officer, stated, “We are moving forward with our plan to pursue pre-Emergency Use Authorization, an essential next step. In addition, we continue to develop our novel oncology drug candidates.”

Conference Call Details

Cleveland BioLabs will host a conference call to discuss these developments today, January 23, 2014 at 9:00 a.m. ET. Individual calls will not be taken prior to the conference call. Interested parties may participate by dialing 877-407-9205 (US) or 201-689-8054 (International) approximately five to ten minutes before the call start time. A live webcast of the conference call will be available on the investor page of the Cleveland BioLabs web site at www.cbiolabs.com.

A replay of the call will be available starting on January 23, at 12:00 p.m. ET through February 6, 2014, at 11:59 p.m. ET. Interested parties may access the replay by dialing 877-660-6853 (US) or 201-612-7415 (International) and entering conference ID number 13575137. An archived webcast of the conference call will be available on the investor page of the Cleveland BioLabs web site at www.cbiolabs.com.

About Cleveland BioLabs

Cleveland BioLabs, Inc. is a clinical-stage biotechnology company leveraging deep understanding of molecular and cellular mechanisms of biological stress responses to develop a robust pipeline of compounds primarily focused on oncology applications and mitigation of radiation injury. The company’s lead compound, Entolimod, is being developed as both a radiation countermeasure and a cancer treatment. The Company has three operating subsidiaries, Incuron, LLC, BioLabs 612, LLC and Panacela Labs, Inc., and strategic relationships with the Cleveland Clinic, Roswell Park Cancer Institute, the Children’s Cancer Institute Australia for Medical Research and the Armed Forces Radiobiology Research Institute. To learn more about Cleveland BioLabs, Inc., please visit the Company’s website at http://www.cbiolabs.com.

This press release contains certain forward-looking information about Cleveland BioLabs that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the likelihood of receiving funding; our ability to successfully develop and commercialize our therapeutic products; the conduct and results of our various clinical trials; and future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

These factors include, among others, the decisions of third parties regarding whether or not to fund the Company through grants; the Company’s failure to successfully and timely develop existing and new products; the Company’s collaborative relationships and the financial risks related thereto; the Company’s inability to obtain regulatory approval in a timely manner or at all; the risks inherent in the early stages of drug development and in conducting clinical trials; the Company’s ability to comply with its obligations under license agreements; the Company’s history of operating losses and the potential for future losses, which may lead the Company to not be able to continue as a going concern. Some of these factors could cause future results to materially differ from the recent results or those projected in forward-looking statements. See also the “Risk Factors” and “Forward-Looking Statements” described in the Company’s periodic filings with the Securities and Exchange Commission.

Contact:

Rachel Levine, Vice President, Investor Relations

Cleveland BioLabs, Inc.

T: (646) 284-9439

E: rlevine@cbiolabs.com

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